SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Unifi, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7201 West Friendly Avenue
Greensboro, North Carolina 27410
September 26, 2005
TO THE SHAREHOLDERS OF
     UNIFI, INC.
      The Annual Meeting of Shareholders of your Company will be held at 10:00 A.M. Eastern Daylight Savings Time on Wednesday, October 19, 2005, at the Company’s corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a proxy card, are enclosed.
      Detailed information relating to the Company’s activities and operating performance is contained in our 2005 Annual Report on
Form 10-K, which is also enclosed.
      You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

Sincerely,

Brian R. Parke
Chairman, President and CEO

7201 West Friendly Avenue
Greensboro, North Carolina 27410
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 19, 2005
To The Shareholders of Unifi, Inc.:
      The Annual Meeting of Shareholders of Unifi, Inc. will be held at the Company’s corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina, on Wednesday, October 19, 2005 at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

1.	To elect eight (8) Directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      The Board of Directors, under the provisions of the Company’s By-Laws, has fixed the close of business on September 9, 2005, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. The transfer books of the Company will not be closed.
      YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing, dating and returning the accompanying proxy card promptly. A return envelope is enclosed for your convenience. A proxy may be revoked by the Shareholder at any time before it is exercised.

By Order Of The Board Of Directors:

Charles F. McCoy
Vice President, Secretary and General Counsel
Greensboro, North Carolina
September 26, 2005

7201 West Friendly Avenue
Greensboro, North Carolina 27410
PROXY STATEMENT
SOLICITATION OF PROXIES
      This solicitation of the enclosed proxy is made by the Board of Directors (the “Board”) of Unifi, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held Wednesday, October 19, 2005, at 10:00 A.M. Eastern Daylight Savings Time, at the Company’s corporate headquarters located at 7201 West Friendly Avenue, Greensboro, North Carolina, or at any adjournment or adjournments thereof (the “Annual Meeting”). This statement and the form of proxy will first be mailed to the Shareholders entitled to notice of the Annual Meeting on or about September 26, 2005.
      The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or by telephone, telegraph or electronic means by Directors, officers and regular employees of the Company who will not be specially compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company’s expense, to their principals.
      The Company’s common stock, par value $.10 per share is the only class of stock of the Company. Shareholders of record, as of the close of business on September 9, 2005 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding 52,145,434 shares of its common stock. Each share of the Company’s common stock entitles the holder to one vote with respect to all matters coming before the Annual Meeting and all of such shares vote as a single class.
      All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted (i) in favor of electing as directors of the Company the eight (8) nominees for Director named in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matters presented at the Annual Meeting. If the enclosed form of proxy is executed and returned it may, nevertheless, be revoked at any time before it is voted by written notice to the Secretary of the Company, by submitting a properly signed proxy with a later date or by the Shareholder personally attending and voting his or her shares at the Annual Meeting.
VOTING OF SHARES
      The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. New York law and the Company’s By-Laws require the presence of a quorum at annual meetings of shareholders. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.
      Each share represented is entitled to one vote on all matters properly brought before the Annual Meeting. Please specify your choice by marking the appropriate box on the enclosed proxy card and signing, dating and returning it. Directors will be elected by a plurality of the votes cast by the Shareholders at a meeting in which a quorum is present. Therefore, shares not voted and broker non-votes will have no affect on the election of Directors.

INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS
      The following table sets forth information, as of August 31, 2005 (unless otherwise set forth in the footnotes), with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company’s common stock.

Name and Address of	Amount and Nature	Percent of
Beneficial Owner	Beneficially Owned(1)	Class

Delta Partners LLC (2)	2,897,000	5.56%
One International Place
Suite 2401
Boston, MA 02110

Dimensional Fund Advisors, Inc. (3)	4,318,362	8.29%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

(1)	“Beneficial Ownership,” for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of such date.

(2)	As indicated in the Schedule 13G/ A, filed February 10, 2005 by Delta Partners LLC, Delta Partners LLC, Charles Jobson and Christopher Argyrople may be deemed to beneficially own 2,897,000 shares by virtue of their having shared voting and dispositive power over 2,897,000 shares. Christopher Argyrople is the managing member of Delta Partners, LLC.

(3)	As indicated in its Schedule 13G/ A, filed February 9, 2005 Dimensional Fund Advisors, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to beneficially own 4,318,362 shares by virtue of having sole voting and dispositive power over 4,318,362 shares.
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
General Information —
      The Board of Directors presently is fixed at eight (8) members. All the nominees for election are presently serving and have consented to be named in this Proxy Statement and to serve, if elected. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy.
      Set forth below is the name of each of the eight (8) nominees for election to the Board of Directors, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as Director, all positions and offices that such person holds with the Company and such person’s directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940.
NOMINEES FOR ELECTION AS DIRECTORS
      WILLIAM J. ARMFIELD, IV, (70), President of Spotswood Capital, LLC, Greensboro, North Carolina, a private investment company. He was a Director and President of Macfield, Inc., a textile company in North Carolina, from 1970 until August 1991, when Macfield, Inc. merged with and into Unifi, Inc. He was the Vice

Chairman and a Director of the Company from 1991 to December of 1995. He again became a Director of the Company in 2001, and is a member of the Company’s Audit Committee and Compensation Committee (Chair).
      R. WILEY BOURNE, JR., (68), Retired Vice-Chairman and Executive Vice President of Eastman Chemical Company, Kingsport, Tennessee. He serves on the board of the East Tennessee State University Foundation and on the Board of Trustees of Tennessee Wesleyan College. He has been a Director of the Company since 1997, and is a member of the Company’s Corporate Governance and Nominating Committee and Audit Committee (Chair).
      CHARLES R. CARTER, (73), Retired Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he held from 1967 to 1997. He has been a Director of the Company since 1982, and is a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee (Chair).
      SUE W. COLE, (54), Regional Chief Executive Officer, U.S. Trust Company, N.A. since July 2003. In July 2003 U.S. Trust Company of North Carolina merged with U.S. Trust Company, N.A. Prior to the merger she had been the President, from 1997 to 2003, and President and Chief Executive Officer, from 2001 to 2003, of U.S. Trust Company of North Carolina. She joined NC Trust Company (predecessor to U.S. Trust) in 1987. She also serves as a member of the Board of Directors of Martin Marietta Materials, Inc. She became a Director in 2001, and is a member of the Company’s Compensation Committee.
      J.B. DAVIS, (61), President and Chief Executive Officer of Klaussner Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He has been a Director of the Company since 1996.
      KENNETH G. LANGONE, (70), Investment Banker, President and Chief Executive Officer of Invemed Associates, LLC, an investment banking firm, New York, New York, since 1974. He is a Director of ChoicePoint Inc., The Home Depot, Inc. and YUM! Brands, Inc. He has been a Director of the Company since 1969.
      DONALD F. ORR, (62), Chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which was formed in November, 1978. He has been a Director of the Company since 1988, and served as Chairman of the Board from October 2000 to April 2004. He is also a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee and has served as the independent “Lead Director” of the Board of Directors since October 2004.
      BRIAN R. PARKE, (57), President, Chief Executive Officer and Chairman of the Board of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1984, serving as General Manager of Unifi Textured Yarns Europe (UTYE) in Ireland. He served as President of UTYE from October 1997 until January 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company. Since January 2000, he has been the President and Chief Executive Officer of the Company. He has been a Director of the Company since 1999, and in April 2004, he was elected Chairman of the Board of Directors.
      No Director has a family relationship as close as first cousin with any other director, nominee for director or executive officer of the Company.
      The Board of Directors recommends that the Shareholders vote to elect all of the nominees as directors.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY DIRECTORS AND EXECUTIVE OFFICERS
      The following table presents information regarding the beneficial ownership of the Company’s common stock, within the meaning of applicable securities regulations, of all current Directors of the Company and each of the executive officers named in the Summary Compensation Table included herein, and of such Directors and all executive officers of the Company as a group, all as of August 31, 2005.

	Amount and Nature of	Percentage
Name	Beneficial Ownership(1)	of Class

William J. Armfield, IV (2)	1,054,910	2.0%
R. Wiley Bourne, Jr. (3)	21,320	*
Charles R. Carter (4)	40,501	*
Thomas H. Caudle, Jr. (5)	200,148	*
Sue W. Cole	10,000	*
J. B. Davis (6)	40,000	*
Benny L. Holder (7)	203,170	*
Kenneth G. Langone (8)	2,205,000	4.2%
William M. Lowe, Jr. (9)	280,010	*
Charles F. McCoy (10)	179,898	*
Donald F. Orr (11)	171,364	*
Brian R. Parke (12)	1,060,679	2.0%
Robert S. Smith, Jr. (13)	167,195	*
All Directors and Executive Officers and Nominees for Directors (14)	5,467,000	10.5%

*	Represents less than one percent (1%) of the Company’s common stock.

(1)	All shares are owned directly and with sole voting and investment power, except as otherwise noted.

(2)	Includes 2,680 shares held in trust for the benefit of his children, which shares are deemed to be beneficially owned by him.

(3)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 1,320 shares owned by his wife, as to which she has sole voting and investment power, which shares are deemed to be beneficially owned by him.

(4)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares are deemed to be beneficially owned by him.

(5)	Includes 195,228 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, which shares are deemed to be beneficially owned by him.

(6)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 20,000 shares held by U.S. Trust Company, which shares are deemed to be beneficially owned by him.

(7)	Includes 198,170 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, which shares are deemed to be beneficially owned by him.

(8)	Includes 10,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 135,000 shares owned by Invemed Associates, LLC, in which Mr. Langone owns 81%, and 1,885,000 shares owned by Invemed Catalyst Fund, LLP of which Mr. Langone has shared voting and investment power, which shares are deemed to be beneficially owned by him.

(9)	Includes 220,010 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, which shares are deemed to be beneficially owned by him.

(10)	Includes 171,894 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, and 1,100 shares jointly owned with his wife over which he has shared voting and investment power, which shares are deemed to be beneficially owned by him.

(11)	Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares are deemed to be beneficially owned by him, and 3,950 shares owned by the Orr Family Trust, which shares are deemed to be beneficially owned by him.

(12)	Includes 1,003,179 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, which shares are deemed to be beneficially owned by him.

(13)	Includes 165,088 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, which shares are deemed to be beneficially owned by him.

(14)	Includes 1,878,481 shares that the directors and executive officers, in the aggregate, have the right to purchase under stock options granted by the Company that are currently exercisable or become exercisable within 60 days of August 31, 2005, which shares are deemed to be beneficially owned by them. The amount of shares beneficially owned does not include shares owned by Mr. Smith who ceased to be an executive officer of the Company during the 2005 fiscal year.
DIRECTORS’ COMPENSATION
      During the fiscal year ended June 26, 2005, each Director, who is not an employee of the Company, was paid a retainer at the rate of $24,000 per annum and an additional $1,000 for each meeting attended of the Board of Directors and committees on which they are members. Each such Director was also reimbursed for reasonable expenses incurred in attending those meetings. During fiscal year 2005, Mr. Orr, as Lead Director of the Board of Directors, was paid $15,000 in addition to his regular director fee. Mr. Parke did not receive any additional compensation for acting as Chairman of the Board. The Chairman of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also paid $15,000 each, in addition to their regular directors fees, for serving as Chairman of those committees. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.
COMMITTEES OF THE BOARD OF DIRECTORS
      The Board of Directors has three (3) standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance and Nominating Committee. The Compensation Committee (composed of Messrs. Armfield, Carter and Ms. Cole) met two times during the last fiscal year. The Audit Committee (composed of Messrs. Bourne, Orr, and Armfield) met five times during the last fiscal year. The Corporate Governance and Nominating Committee (composed of Messrs. Carter, Bourne, and Orr) met two times during the last fiscal year.
      The Compensation Committee operates under a written charter, adopted in April 2003 and amended in July 2004. The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers. At least annually, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of each executive officer of the Company (including the Chief Executive Officer), evaluates each executive officer’s performance in light of these goals and objectives, and sets each executive officer’s compensation level based on this evaluation. The Compensation Committee annually determines whether the Chief Executive Officer and other executive officers will participate in any annual or long-term incentive plans established for the Company’s executive officers or employees. The Committee administers and grants stock options to the Company’s officers, employees and consultants pursuant to the Company’s equity-based plans, including the 1999 Unifi, Inc. Long-term Incentive Plan (the “1999 Plan”). Each member of the Compensation Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange Corporate Governance Standards.

      The Audit Committee operates under a written charter, adopted in April 2000 and most recently amended in July 2004. The Audit Committee discharges the Board’s responsibility relating to the oversight of: (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, (iii) the independent auditor’s independence and qualifications, and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee, among other things, is responsible for the appointment , compensation, retention, and oversight of the Company’s independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee is an independent director, in accordance with the independence requirements of the SEC and the New York Stock Exchange Corporate Governance Standards.
      The Corporate Governance and Nominating Committee operates under a written charter, adopted in April 2003 and amended in July 2004. The Corporate Governance and Nominating Committee is responsible for, among other things, identifying candidates to serve as directors of the Company consistent with criteria approved by the Board, and for making recommendations to the Board of qualified nominees for election or re-election as directors of the Company. It is also responsible for recommending to the Board for the Board’s approval all committee members and chairpersons. The Corporate Governance and Nominating Committee is responsible for establishing a system for, and monitoring the process of, performance reviews of the Board, its committees and key management personnel. The Corporate Governance and Nominating Committee reviews the Corporate Governance Issues and Policies Guidelines (the “Corporate Governance Guidelines”) from time to time and recommends to the Board any changes to the Corporate Governance Guidelines. The Corporate Governance and Nominating Committee also monitors compliance with the Company’s Ethical Business Conduct Policy Statement (the “Policy Statement”), reviews the Policy Statement from time to time and provides recommendations to the Board for any changes to the Policy Statement. Each member of the Corporate Governance and Nominating Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange Corporate Governance Standards.
SHAREHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES
      The Corporate Governance and Nominating Committee will consider those recommendations by Shareholders of Director nominees which are submitted with biographical and business experience information to the Secretary of the Company, in the manner described in the section entitled “Shareholder Proposals” contained in this Proxy Statement. Those nominated for Director must demonstrate integrity, accountability, informed judgment, financial literacy, passion, creativity and vision. In addition, the Board is comprised of directors from various backgrounds and professions in order to maximize perspective and ensure a wealth of experiences to inform its decisions. Men and women of different ages, races and ethnic backgrounds can contribute different, useful perspectives, and can work effectively together to further the Company’s mission. The Corporate Governance and Nominating Committee reviews the background and qualifications of each nominee to determine his or her experience, competence and character, and assesses such nominee’s potential contribution to the Board of Directors. Shareholder nominees will be analyzed by the Corporate Governance and Nominating Committee in the same manner as nominees that are otherwise considered by the Corporate Governance and Nominating Committee.
      All nominees for election to the Board of Directors are currently directors of the Company and have been recommended for re-election by the Corporate Governance and Nominating Committee.
ATTENDANCE OF DIRECTORS
      The Board of Directors met five (5) times during fiscal year 2005. All Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and all meetings held by all committees of the Board on which they serve during the period in which they served as a Director or a committee member.

CORPORATE GOVERNANCE MATTERS
Director Independence
      The Board of Directors has determined that all of its members are currently independent and meet the independence requirements of the New York Stock Exchange Corporate Governance Standards, except for Brian R. Parke. The Board based its determinations primarily on a review of the responses of Directors and executive officers to questions contained in the Company’s annual Director and Executive Officer Questionnaire regarding employment and compensation history, affiliations and family and other relationships and discussions with the Directors. The Board’s standards for determining director independence are available on the Company’s website referenced below as Exhibit A to the Corporate Governance Guidelines.
Corporate Governance Guidelines and Committee Charters
      In furtherance of its longstanding goal of providing effective governance of the Company’s business for the benefit of Shareholders, the Board of Directors has adopted the Corporate Governance Guidelines. Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee operate under written charters that have been approved by the Board of Directors. The Corporate Governance Guidelines and the committee charters are available on our website at www.unifi.com under the “Investor Relations” section. In addition, print copies of the Corporate Governance Guidelines and the committee charters are available to any Shareholder that requests a copy. Information on the Company’s website, however, does not form a part of this Proxy Statement.
Audit Committee Financial Expert
      The Board of Directors has determined that at least one member of the Audit Committee, William J. Armfield, IV, is an audit committee financial expert. Mr. Armfield is independent as that term is defined in the New York Stock Exchange Corporate Governance Standards.
Executive Sessions of Non-Management Directors
      Non-management Board members meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. During fiscal 2005, Mr. Orr, as the Company’s independent Lead Director, presided over meetings of the independent and non-management directors.
Code of Business Conduct and Ethics; Ethical Business Conduct Policy Statement
      The Company has adopted a written Code of Business Conduct and Ethics applicable to members of the Board of Directors and Executive Officers (the “Code of Business Conduct and Ethics”). The Company has also adopted the Policy Statement that applies to all employees. The Code of Business Conduct and Ethics and the Policy Statement are available on the Company’s website referenced above, under the “Investor Relations” section and printed copies of each are available to any Shareholder that requests a copy. Any amendments to or waiver of the Code of Business Conduct and Ethics will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.
Shareholder Communications
      You may communicate directly with any member or committee of the Board of Directors by writing to: Unifi, Inc. Board of Directors, c/o Corporate Compliance Officer, 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Any correspondence sent in this manner and directed to the Lead Director, any particular director, or any particular committee will be forwarded accordingly. Reference is made to Article VIII of the Corporate Governance Guidelines.

Director Attendance at Annual Meeting
      At the 2004 Annual Meeting of Shareholders, all eight members of our Board of Directors were in attendance. We believe that the Annual Meeting is an opportunity for Shareholders to communicate directly with our Directors. Directors are encouraged to attend the Annual Meeting of Shareholders.
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS
      None of the individuals that served as a member of the Compensation Committee during fiscal 2005 were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations, except that Mr. Orr’s son, Donald Fraser Orr, Jr., is the General Manager of the Company’s Polyester Business Unit, and earned an aggregate salary and bonus of approximately $202,599 for his services during fiscal 2005. For further information see “Insider Transactions” below. Mr. Orr ceased to be a member of the Compensation Committee in October 2004.
INSIDER TRANSACTIONS
      Mr. Langone is a Director, stockholder, and Chairman of the Board of Salem National Corporation. In fiscal year 2005, the Company paid Salem Leasing Corporation, a wholly owned subsidiary of Salem National Corporation, $3,402,008 on leases of tractors and trailers, and for services thereto. The terms of the Company’s leases with Salem Leasing Corporation are, in Management’s opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.
      Mr. Orr’s son, Donald Fraser Orr, Jr., is the General Manager of the Company’s Polyester Business Unit, and earned an aggregate salary and bonus of approximately $202,599 for his services during fiscal 2005. Donald Fraser Orr, Jr. is not considered an executive officer of the Company.
AUDIT COMMITTEE REPORT
      The Company’s Audit Committee consists of three independent Directors and operates under a written charter adopted by the Board and amended in July 2004. The current members of the Audit Committee are William J. Armfield, IV, R. Wiley Bourne, Jr., who is the Committee Chair, and Donald F. Orr.
      The Company’s management is responsible for the Company’s financial statements and reporting process and for establishing and maintaining an adequate system of internal control over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements, for attesting to Management’s Report on Internal Control over Financial Reporting, and for assessing the effectiveness of internal control over financial reporting. The Audit Committee monitors and oversees these processes, and the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.
      To fulfill our responsibilities, we did the following:

•	We reviewed and discussed with the Company’s management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended June 26, 2005 and Management’s Report on Internal Control over Financial Reporting for the fiscal year ended June 26, 2005.

•	We reviewed management’s representations to us that those audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.

•	We discussed with the independent registered public accounting firm the matters that Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards), as amended, requires them to discuss with us, including matters related to the conduct of the audit of the Company’s audited consolidated financial statements.

•	We received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 relating to their independence from the Company and we have discussed with Ernst & Young LLP their independence from the Company.
      Based on the discussions we had with management and the independent registered public accounting firm, the independent registered public accounting firm’s disclosures and letter to us, the representations of management to us and the report of the independent registered public accounting firm, we recommended to the Board that the Company’s audited annual consolidated financial statements for fiscal year 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2005 for filing with the Securities and Exchange Commission.
Fees Paid to Independent Registered Public Accounting Firm
      The fees billed by Ernst & Young LLP for services rendered to the Company for the fiscal years indicated below were as follows:

	Fiscal Year Ended

	June 26, 2005	June 27, 2004

Audit Fees	$945,500	$529,500
Audit-Related Fees (1)	86,000	41,000
Tax Fees (2)	129,000	28,000
All Other Fees (3)	1,500	473,500

(1)	Consists of aggregate fees paid for audits of employee benefit plans, due diligence for the Company’s Chinese joint venture and fees for consultations related to audit and accounting matters.

(2)	Consists of aggregate fees paid for tax compliance, consultation and related tax matters.

(3)	For 2005 this amount consists entirely of fees paid for the use of “EYOnline,” an Ernst & Young LLP research tool for accounting, and for 2004 this amount primarily consisted of aggregate fees paid for due diligence and related services associated with a proposed joint venture transaction in China that was not consummated.
Policy on Audit Committee Pre-Approval of the Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm
      The Audit Committee has adopted a policy governing the provision of all audit and non-audit services by the Company’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent registered public accounting firm, consider, and, if appropriate, pre-approve the provision of certain specific defined permitted non-audit services (“pre-approved services”). It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services.
      The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service must be presented to the Audit Committee for consideration (a) at a regular meeting, (b) at a special meeting called to consider the proposed engagement or by a unanimous written consent of the Audit Committee or (c) by the Chairperson of the Audit Committee, or another member of the Audit Committee. If permissible non-audit services are pre-approved by the Chairperson or another member of the Committee, that decision is required to be presented at the next meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to the Company by the independent registered public accounting firm.
Submitted by the Audit Committee of the Board:

R. Wiley Bourne, Chairperson
William J. Armfield, IV
Donald F. Orr

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      This report of the Compensation Committee of the Board of Directors sets forth the Company’s compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.
      The Compensation Committee during fiscal year 2005 was composed of independent Directors, in accordance with the independence requirements of the New York Stock Exchange Corporate Governance Standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation of the employee Directors as well as other executive officers of the Company. Its duties also include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other employees of the Company; and making recommendations to the full Board concerning benefit plans for the Company’s Directors, officers and employees, the granting of restricted stock and stock options under the 1999 Plan and recommending benefit programs and future objectives and goals of the Company.
IN GENERAL
      The Compensation Committee views executive compensation in three component parts: base salary; annual incentive compensation and long-term incentive compensation. The primary goals of the Compensation Committee in setting executive compensation are: (i) to ensure that the Company’s compensation program for executive officers attracts and retains qualified, talented, and highly motivated personnel, links executive compensation to corporate and individual performance, and is administered in an equitable manner; and (ii) to align the interests of the executives with those of our Shareholders and also with the Company’s performance.
      The annual and long-term incentive portions of the executive’s compensation are intended to achieve the Compensation Committee’s goal of aligning the executive’s interests with those of our Shareholders and with Company performance. These portions of an executive’s compensation are placed at risk and are linked to the accomplishment of specific results that are designated to benefit our Shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, the executives are provided the opportunity to earn a higher competitive level of compensation and, conversely, in years of below average performance, their compensation may be below competitive levels.
      The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the Company’s executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to “covered employees,” i.e., those employees named in the “Summary Compensation Table” below, to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Section 162(m), the Compensation Committee may in the future recommend changes to the Company’s benefit plans in order to qualify compensation paid to covered employees for such exception.
BASE SALARIES
      The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of each executive officer of the Company (including the Chief Executive Officer), evaluates each executive officer’s performance in light of these goals and objectives, and sets each executive officer’s compensation level based on this evaluation. The Compensation Committee also provides general oversight of management’s decisions concerning the performance and compensation of the other Company officers and reviews compensation ranges and compensation strategy relating to other personnel. In carrying out its duties, the Compensation Committee considers the historical practices of the Company, the officer’s leadership and advancement of the Company’s long term strategy, plans and objectives, individual performance and contribution to the Company’s success and salary levels of other executives holding similar positions in certain other textile companies. The base salary for Mr. Parke is covered by an agreement with the Company described in this Proxy Statement in the section entitled “Employment and Termination Agreements.”

ANNUAL INCENTIVE COMPENSATION
      The Company rewards executives based on each fiscal year’s results and reflects a balance between overall corporate performance and performance of the specific areas of the Company under the individual’s control. The annual cash incentive compensation, in the form of bonuses is payable based upon the achievement of predetermined, objective performance goals which are specific to each executive. In addition to the objective criteria, bonuses may also be granted based upon the subjective evaluation of the performance and contribution of the respective executive to the Company.
LONG-TERM INCENTIVE COMPENSATION
      The 1999 Plan was approved by the Shareholders of the Company at their 1999 Annual Meeting. The 1999 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards and performance-based awards.
      The Company also has four other stock option plans: the 1996 Incentive Stock Option Plan; the 1996 Non-Qualified Stock Option Plan; the 1992 Incentive Stock Option Plan; and the 1987 Non-Qualified Stock Option Plan. No additional options will be granted under these four option plans; however, all outstanding option grants remain in full force and effect under their respective terms.
      Stock Options — Stock options provide incentive for the creation of Shareholder value over the long term since the full benefit of an executive officer’s compensation package cannot be realized unless Company common stock appreciates in value during the term of the option. Stock options were granted to the named executive officers during the 2005 fiscal year, as more particularly set forth in the table entitled “Option/SAR Grants in Fiscal Year 2005”. All stock options granted under the 1999 Plan during the 2005 fiscal year had an exercise price equal to the fair market value of said stock on the date of grant. See footnote (1) to the previously mentioned table for a discussion of the dates options granted during fiscal year 2005 become exercisable. Unless otherwise provided, options may be exercised until the earlier of ten (10) years from the date of grant or, as to the number of shares then exercisable, upon the termination of employment of the participant other than by death, disability, retirement, or change of control, when all options vest.
      Restricted Stock — Restricted stock is granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Compensation Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of their services. There were no grants of restricted stock to the named executive officers during the 2005 fiscal year.
2005 COMPENSATION FOR CHIEF EXECUTIVE OFFICER
      Annual and long-term compensation paid to Mr. Parke as CEO of the Company during the 2005 fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Parke’s base salary was $750,000 (as provided in his employment agreement with the Company). The Compensation Committee approved a cash bonus to Mr. Parke of $300,000 for fiscal 2005; however, Mr. Parke declined such cash bonus as the Company was not profitable in fiscal 2005. Mr. Parke was not granted any restricted stock during fiscal 2005; however, he did receive a grant of stock options.
COMMITTEE’S JUDGMENT
      It is the judgment of the Compensation Committee that in fiscal 2005, and for the three fiscal years ending June 26, 2005, the total compensation to the executives was appropriate for the performance of the Company and to retain and motivate such executives in the future.
Submitted by the Compensation Committee of the Board:

William J. Armfield, IV, Chairman
Charles R. Carter
Sue W. Cole

EXECUTIVE OFFICERS AND THEIR COMPENSATION
      The following Summary Compensation Table shows the compensation of the Chief Executive Officer (“CEO”), our four other most highly compensated executive officers employed by the Company at the end of fiscal year 2005 and one additional executive officer who ceased to be an executive officer of the Company during fiscal 2005, for the past three fiscal years.
UNIFI, INC. SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation
					Restricted	Securities	All Other
				Other Annual	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards($)	Options/SARs(#)(2)	($)(3)

Brian R. Parke	2005	$750,000	$—	$59,649	$—	600,000	$37,694
President, CEO and	2004	$750,000	$—	$80,011	$—	—	$30,914
Chairman of the Board	2003	$750,000	$250,000	$61,161	$—	—	$96,729

William M. Lowe, Jr.(4)	2005	$550,008	$220,003	$—	$—	300,000	$134,962
Vice President, COO and	2004	$175,000	$75,000	$—	$129,200	20,000	$41,903
Chief Financial Officer

Thomas H. Caudle, Jr.	2005	$237,208	$154,191	$857	$—	120,000	$12,529
Vice President,	2004	$223,308	$—	$2,563	$—	—	$10,299
Global Operations	2003	$220,008	$50,000	$1,411	$—	—	$26,376

Charles F. McCoy	2005	$209,504	$92,086	$9,086	$—	100,000	$13,844
Vice President, Sec.,	2004	$203,004	$—	$31,170	$—	—	$5,512
General Counsel and Corp.	2003	$171,600	$50,000	$—	$—	—	$19,561
Governance Officer

Benny L. Holder	2005	$209,504	$64,501	$—	$—	100,000	$10,698
Vice President,	2004	$203,004	$—	$—	$—	—	$8,435
Information Technology	2003	$187,600	$50,000	$—	$—	—	$22,938

Robert S. Smith, Jr.(5)	2005	$260,675	$65,883	$—	$—	120,000	$10,043
Vice President, North	2004	$253,758	$—	$—	$—	—	$10,234
American Operations	2003	$210,008	$50,000	$—	$—	—	$17,855

Footnotes:

(1)	As permitted by the Securities and Exchange Commission’s rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost does not exceed the lesser of (i) 10% of the sum of the amounts of salary and bonus for the named executive officer, or (ii) $50,000. To the extent reportable, the amounts reported under “Other Annual Compensation” include the following items: foreign housing expenses for Mr. Parke ($24,869 in 2005, $20,415 in 2004 and $17,692 in 2003); automobile allowance for Mr. Parke ($15,905 in 2005 and $14,460 in 2003) and for Mr. McCoy ($13,295 in 2004); personal use of Company aircraft for Mr. Parke ($21,859 in 2004) and for Mr. McCoy ($9,791 in 2004); and tax reimbursement for Mr. Parke ($5,801 in 2005, $17,669 in 2004 and $10,487 in 2003), for Mr. Caudle ($857 in 2005, $2,563 in 2004 and $1,411 in 2003) and for Mr. McCoy ($9,086 in 2005 and $7,914 in 2004). The Company sold its aircraft in the 2004 fiscal year.

(2)	Amounts in this column reflect the number of stock options granted during such fiscal year to the listed individuals.

(3)	The components of the amounts shown in this column for fiscal 2005 consists of the following: (i) a director’s fee for Mr. Parke of $5,000; and (ii) relocation expenses for Mr. Lowe of $118,503; and (iii) insurance benefits as follows: Mr. Parke — $20,874; Mr. Lowe — $7,436; Mr. Caudle — $3,817; Mr. Smith — $1,656; Mr. Holder — $1,530; and Mr. McCoy — $1,400; and (iv) allocation of the Company’s contribution to the Unifi, Inc. Retirement Savings Plan as follows: Mr. Parke — $11,820; Mr. Lowe — $9,023; Mr. Caudle — $8,712; Mr. Smith — $8,387; Mr. Holder — $9,168; and Mr. McCoy — $12,444.

(4)	Mr. Lowe became an executive officer of the Company in January 2004.

(5)	Mr. Smith ceased to be an executive officer of the Company in May 2005 to become the General Manager of the Company’s Chinese Joint Venture and has relocated to China.

OPTION/ SAR GRANTS IN FISCAL YEAR 2005

	Individual Grants

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options/			Price Appreciation for
	Underlying	SARs Granted	Exercise		Option Term(3)
	Options/SARs	to Employees	or Base
	Granted	in Fiscal	Price	Expiration	5%	10%
Name	(#)(1)	Year(2)	($/sh)	Date	($)	($)

Brian R. Parke	600,000	28.6%	$2.76	06/28/2014	$1,041,450	$2,639,238
William M. Lowe, Jr.	300,000	14.3%	$2.76	06/28/2014	$520,725	$1,319,619
Thomas H. Caudle	120,000	5.7%	$2.76	06/28/2014	$208,290	$527,848
Robert S. Smith	120,000	5.7%	$2.76	06/28/2014	$208,290	$527,848
Benny L. Holder	100,000	4.8%	$2.76	06/28/2014	$173,575	$439,873
Charles F. McCoy	100,000	4.8%	$2.76	06/28/2014	$173,575	$439,873

Footnotes:

(1)	Stock options granted under the 1999 Plan on June 28, 2004 are exercisable as follows: one-third on date of grant, one-third on June 28, 2005, one-third on June 28, 2006.

(2)	Based upon options to purchase 2,101,788 shares granted to all employees during fiscal year 2005.

(3)	The amounts represent assumed rates of appreciation in the price of Company common stock during the terms of the options in accordance with the rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the actual future price of the Company common stock. The 5% rate of appreciation of the $2.76 exercise price over the option term results in a pro forma price per share of $4.50. The 10% rate of appreciation of the $2.76 exercise price over the option term results in a pro forma price per share of $7.16. There is no representation that the rates of appreciation reflected in this table will be achieved.
OPTION EXERCISES AND OPTION/ SAR VALUES
      The net value realized upon the exercise in fiscal year 2005 of previously granted options and the number and value of unexercised options are shown in the following table.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/ SAR VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARS		In-the-Money Options/SARs
	Shares Acquired	Value	at Year End		at Year End (1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Parke	0	$0	803,199	399,960	$240,048	$479,952
Lowe	0	$0	120,020	199,980	$120,024	$239,976
Caudle	0	$0	155,232	79,992	$48,010	$95,990
Smith	0	$0	125,092	79,992	$48,010	$95,990
Holder	0	$0	164,840	66,660	$40,008	$79,992
McCoy	0	$0	138,564	66,660	$40,008	$79,992

Footnotes:

(1)	The fair market value of the Company’s common stock at fiscal year-end, June 26, 2005, was $3.96.

EMPLOYMENT AND TERMINATION AGREEMENTS
Agreement with Mr. Parke
      Pursuant to an employment agreement between the Company and Mr. Parke effective January 23, 2002, Mr. Parke is employed by the Company as its President and Chief Executive Officer for a rolling three (3) year term which is automatically extended on a day by day basis until such date as either the Company or Mr. Parke shall terminate the automatic extensions by providing proper notice to the other. Under the terms of the agreement, Mr. Parke will receive an annual base salary of at least $750,000, plus any other additional compensation or bonuses in the Board’s discretion. In addition, Mr. Parke is entitled to participate in any benefit plans offered to other senior executives of the Company on terms no less favorable than offered to other executives.
Agreement with Mr. Lowe
      Pursuant to an agreement between the Company and Mr. Lowe effective January 6, 2004, the Company agreed that, in the event that Mr. Lowe shall be terminated (other than in the case of a disciplinary termination), the Company will pay his base salary for a period of twelve months.
Change of Control Agreement with Various Officers
      Effective January 23, 2002, the Company entered into Change of Control Agreements with Thomas H. Caudle, Jr., Benny L. Holder, and Charles F. McCoy, and effective on January 6, 2004, the Company entered into a Change of Control Agreement with William M. Lowe, Jr. (collectively referred to as the “Officers”). These agreements provide that if the Officer’s employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, the Officers may receive certain benefits. The present value of the benefits will be 2.99 times the Officers’ average annual taxable compensation (or base salary if such executive’s period of employment with the Company is less than one year) paid during the five (5) calendar years (or the period of such executive’s employment with the Company if the executive has been employed with the Company for less than five calendar years) preceding the change in control of the Company, limited to the amount deductible by the Company and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company’s independent certified public accountants, whose decision shall be binding upon the Company and the Officers. These benefits will be paid to the Officers over a twenty-four (24) month period. A change in control is deemed to occur if , among other things, (i) there shall be consummated any consolidation or merger of the Company or the sale of all or substantially all of the assets of the Company, (ii) the Shareholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, (iii) any person acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or (iv) if there is a change in the majority of Directors under specified conditions within a two (2) year period. The benefits under these Change of Control Agreements are contingent and therefore not reported under the Summary Compensation Table.

PERFORMANCE GRAPH — SHAREHOLDER RETURN ON COMMON STOCK
      Set forth below is a line graph comparing the cumulative total Shareholder return on the Company’s common stock with (i) the New York Stock Exchange Composite Index, a broad equity market index, and (ii) a peer group selected by the Company in good faith (the “Peer Group”), assuming in each case, the investment of $100 on June 25, 2000 and reinvestment of dividends. Including the Company, the Peer Group consists of sixteen publicly traded textile companies, including Albany International Corp., Culp, Inc., Decorator Industries, Inc., Delta Woodside Industries, Inc., The Dixie Group, Inc., The Hallwood Group Incorporated, Hampshire Group, Limited, Innovo Group Inc., Interface, Inc., JPS Industries, Inc., Lyndall, Inc., Marisa Christina Incorporated, Mohawk Industries Inc., Quaker Fabric Corporation and Russell Corporation.
Comparison of 5-Year Cumulative Total Return*
Among Unifi, Inc., the NYSE Composite Index and a Peer Group

Company	June 2000	June 2001	June 2002	June 2003	June 2004	June 2005

Unifi, Inc.	$100.00	$63.28	$86.76	$47.76	$21.17	$31.52
NYSE Composite	$100.00	$84.50	$78.52	$74.75	$92.98	$114.20
Peer Group	$100.00	$123.86	$189.91	$163.27	$199.55	$220.00

*	$100 invested on June 25, 2000 in stock index — including reinvestment of dividends.
NEW YORK STOCK EXCHANGE
      The Company’s common stock trades on the New York Stock Exchange (NYSE) under the symbol “UFI”, with the closing price of said stock on September 19, 2005, being $3.75 per share.
INFORMATION RELATING TO THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Pursuant to its authority, the Company’s Audit Committee will select the Company’s independent registered public accounting firm for the current fiscal year at a meeting subsequent to the Annual Meeting of Shareholders. Ernst & Young LLP was selected as the Company’s independent registered public accounting firm for fiscal year ended June 26, 2005. Ernst & Young LLP has been the Company’s independent auditors since 1990. Representatives of Ernst & Young LLP will attend the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they so desire and to answer appropriate questions from Shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and any person who owns more than ten percent of the Company’s stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) reports they filed.
      To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all such Section 16(a) filings were timely made during the fiscal year ended June 26, 2005.
SHAREHOLDER PROPOSALS
      The deadline for submission of Shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders is May 29, 2006. Any Shareholder proposal to be submitted at the 2006 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement), must be received by August 12, 2006, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal. Proposals which Shareholders intend to present at the Company’s 2006 Annual Meeting of Shareholders or wish to have included in the Company’s proxy materials should be sent registered, certified or express mail to Charles F. McCoy, Vice President, Secretary and General Counsel of the Company, at 7201 West Friendly Avenue, Greensboro, North Carolina, 27410.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      The Securities and Exchange Commission has adopted rules permitting registrants to send a single set of these reports to any household at which two or more Shareholders reside if the registrant believes they are members of the same family. Each Shareholder will continue to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information Shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Company common stock. If your family has multiple accounts by which you hold Company common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of this Proxy Statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.
ANNUAL REPORT
      The 2005 Annual Report on Form 10-K of the Company, including financial statements, accompanies this Proxy Statement. Upon written request, the Company will provide without charge to any Shareholder of record or beneficial owner of common stock a copy of the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 26, 2005, including financial statements, filed with the SEC. Any such request should be directed to William M. Lowe, Jr., the Company’s Vice President, Chief Operating Officer and Chief Financial Officer, at 7201 W. Friendly Avenue, Greensboro, North Carolina, 27410.

OTHER MATTERS
      The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors

Charles F. McCoy
Vice President, Secretary & General Counsel
Greensboro, North Carolina
September 26, 2005

UNIFI, INC.
ANNUAL MEETING, OCTOBER 19, 2005
PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND
RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:
UNIFI, INC.
C/O WACHOVIA BANK, N.A.
PROXY TABULATION-NC1153
P.O. BOX 563994
CHARLOTTE, NORTH CAROLINA 28256-9912
- FOLD AND DETACH HERE -
The undersigned hereby appoints William M. Lowe, Jr. and Charles F. McCoy, or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Company’s corporate headquarters at 7201 West Friendly Avenue, in Greensboro, North Carolina, on Wednesday, October 19, 2005, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:
PROPOSAL NO. 1 — To elect the eight (8) Directors listed below to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

☐ FOR all nominees listed below (except as marked to the contrary below).	☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
NOMINEES: William J. Armfield, IV, R. Wiley Bourne, Jr., Charles R. Carter, Sue W. Cole, J.B. Davis, Kenneth G. Langone, Donald F. Orr, Brian R. Parke
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

UNIFI, INC.
ANNUAL MEETING, OCTOBER 19, 2005
PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND
RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:
UNIFI, INC.
C/O WACHOVIA BANK, N.A.
PROXY TABULATION-NC1153
P.O. BOX 563994
CHARLOTTE, NORTH CAROLINA 28256-9912
- FOLD AND DETACH HERE -
The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR SPECIFIED IN PROPOSAL NO. 1, UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 26, 2005, and the Proxy Statement furnished therewith.

Dated this ____________ day of ________________________, 2005.

__________________________________________(SEAL)

__________________________________________(SEAL)
NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.